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         We, the undersigned, hereby express our agreement that the attached
Schedule 13D is filed on behalf of each of us.

Date:  July 3, 1997


                                  Wearnes Technology Pte. Ltd.


                                  By:      /s/ Wong Chun Win
                                  ---------------------------------------------
                                  Title:  Chairman


                                  WBL Corporation Limited


                                  By:      /s/ Wong Chun Win
                                  ---------------------------------------------
                                  Title:  Director


                                  Wong Chun Win


                                           /s/ Wong Chun Win
                                  ---------------------------------------------